UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2026

REX AMERICAN RESOURCES

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 Paragon Rd. Dayton, Ohio 45459
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 276-3931

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	REX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2026, the Compensation Committee of the Board of Directors of REX American Resources Corporation approved a form of Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) under the REX American Resources Corporation 2026 Incentive Plan to be used for awards of restricted stock units.

A copy of the RSU Award Agreement is filed herewith as Exhibit 10(a) and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10(a)	Form of Restricted Stock Unit Award Agreement under the REX American Resources 2026 Incentive Plan*^

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
^	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 12, 2026	By:	/s/ Douglas L. Bruggeman
Name: Douglas L. Bruggeman
Title: Vice President-Finance, Chief Financial Officer and Treasurer